UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2013

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
Elk Grove Village, IL	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 30, 2013, the stockholders of Atlas Financial Holdings, Inc. (the "Corporation") approved a new securities based compensation plan (the "Equity Incentive Plan.") The purpose of the plan is to advance the interests of the Corporation by: (i) providing Eligible Persons (as defined below) with financial incentives; (ii) encouraging stock ownership by Eligible Persons; (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation; (iv) encouraging Eligible Persons to remain with the Corporation or its affiliates; and (v) attracting new employees, officers, directors and consultants to the Corporation or its affiliates.
An Eligible Person is any employee, officer, director or consultant who is approved for participation by the Corporation's Compensation Committee.
Subject to adjustments as set out in the Equity Incentive Plan, the total number of Ordinary Shares reserved and available for grant and issuance pursuant to the Equity Incentive Plan at any given point in time shall equal (i) ten percent (10%) of the number of Ordinary Shares issued and outstanding (as that number is determined by the Corporation to calculate fully diluted earnings per share) at that time, reduced by (ii) the number of Ordinary Shares then subject to any outstanding award under the Equity Incentive Plan (including under the Stock Option Plan and any other securities based compensation arrangements of the Corporation); provided, however, that no more than an aggregate of 800,000 Ordinary Shares may be issued under the Equity Incentive Plan pursuant to incentive stock options intended to qualify under the U.S. Tax Code section 422. The Corporation shall at all times during the term of the Equity Incentive Plan and while any awards are outstanding retain as authorized and unissued at least the number of Ordinary Shares required to fulfill the Corporation's obligations under such awards, or otherwise assure itself of its ability to perform its obligations thereunder. Given the approval of the Equity Incentive Plan, this plan will replace the Stock Option Plan on a going forward basis.
The Corporation shall reserve such number of shares for awards under the Equity Incentive Plan, subject to adjustments as provided in the Equity Incentive Plan. If any award, or portion of an award, under the Equity Incentive Plan expires or terminates unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, the shares subject to such award shall not be considered outstanding for purposes of the Equity Incentive Plan.
The maximum number of Ordinary Shares subject to awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under the Equity Incentive Plan shall be limited to 400,000 Ordinary Shares.
For further information regarding the Equity Incentive Plan, see the Corporation's definitive proxy statement on Schedule 14A filed on May 7, 2013. The information included herein relating to the Equity Incentive Plan is qualified in its entirety by reference to the actual terms, which is filed as Appendix "C" to the definitive proxy statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Atlas Financial Holdings, Inc. (the "Corporation") was held May 30, 2013. In connection with the meeting, proxies were solicited pursuant to the Securities and Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Corporation's 2013 Proxy Statement filed on May 7, 2013.

(1) The Directors of the Corporation were elected as follows:

	FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
Jordan Kupinsky	3,969,807	—	568,893
Gordon Pratt	3,969,807	—	568,893
Larry Swets, Jr.	3,877,206	—	568,893	92,601
Scott Wollney	3,877,206	—	568,893	92,601
John T. Fitzgerald	3,969,807	—	568,893

(2) The stockholders ratified the appointment of Johnson Lambert LLP as the Corporation's independent auditors for the fiscal year 2013 by a vote of 4,531,400 shares "for" and 6,900 shares abstaining. The votes of 400 shares were withheld.

(3) The stockholders approved the continued use of the 2011 Stock Option Plan, as well as the Equity Incentive Plan, pursuant to which the Corporation may issue restricted shares, restricted units, stock options and other forms of equity incentives to Eligible Persons as part of their compensation. The continued use of the 2011 Stock Option Plan was approved by a vote of 3,898,114 shares "for," 71,693 shares "against" and 568,893 shares abstaining. The Equity Incentive Plan was approved by a vote of 3,897,814 shares "for," 71,993 shares "against" and 568,893 shares abstaining.

(4) The stockholders approved, on an advisory basis, the compensation of the Corporation's named executive officers, by a vote of 3,969,107 shares "for," 700 shares "against" and 568,893 shares abstaining.

(5) The stockholders approved, on an advisory basis, future advisory votes on the compensation of the Corporation's named executive officers to be held every 3 years. Votes were as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAINED	BROKER NON-VOTES
1,293,063	318	2,572,514	—	672,805

As a result of the advisory stockholder vote recommending a vote on executive compensation every three years, the Corporation's board of directors has determined that the Corporation will hold a non-binding advisory stockholder vote on the compensation of its named executive officers every three years.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2013		Atlas Financial Holdings, Inc.

	By:	/s/ Paul Romano
Name: Paul Romano
Title: Vice President and Chief Financial Officer